UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3, 2010

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 3, 2010, Pennsylvania Real Estate Investment Trust (the “Company”) held its Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders and the voting results were as follows:

(1) The following nominees were reelected as trustees, each to hold office until the Annual Meeting to be held in the spring of 2011 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	For	Withhold	Broker Non Votes

Dorrit J. Bern	23,341,580	760,096	14,204,976

Stephen B. Cohen	23,442,670	659,006	14,204,976

Joseph F. Coradino	23,369,431	732,245	14,204,976

M. Walter D’Alessio	23,442,703	658,973	14,204,976

Edward A. Glickman	23,425,913	675,763	14,204,976

Rosemarie B. Greco	22,972,395	1,129,281	14,204,976

Leonard I. Korman	23,401,189	700,487	14,204,976

Ira M. Lubert	23,136,531	965,145	14,204,976

Donald F. Mazziotti	23,390,146	711,530	14,204,976

Mark E. Pasquerilla	23,020,589	1,081,087	14,204,976

John J. Roberts	23,447,994	653,682	14,204,976

George F. Rubin	23,388,356	713,320	14,204,976

Ronald Rubin	23,400,010	701,666	14,204,976

(2) A proposal by the Company to approve the Amended and Restated Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan was voted on by a majority of the shares outstanding, and a majority of those votes were cast in favor of the approval of the proposal, as follows:

Proposal	For	Against	Abstain	Broker Non Votes

Approve Amended and Restated Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan	21,491,408	2,213,307	396,961	14,204,976

(3) A proposal by the Company to approve the Amended and Restated Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan was voted on by a majority of the shares outstanding, and a majority of those votes were cast in favor of the approval of the proposal, as follows:

Proposal	For	Against	Abstain	Broker Non Votes

Approve Amended and Restated Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan	22,726,657	1,018,068	356,951	14,204,976

(4) A proposal by the Company to ratify the selection of KPMG LLP as our independent auditor for 2010 was approved as follows:

Proposal	For	Against	Abstain	Broker Non Votes

Ratify the selection of KPMG LLP as independent auditor for 2010	37,392,714	414,597	499,341	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 7, 2010	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel